SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Savi Media Group, Inc.
             (Exact name of Registrant as specified in its charter)

            Newark                                              91-1766174
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         9852 West Katella Avenue, #363
                                Anaheim, CA 92804
          (Address of Principal Executive Offices including Zip Code)

                             SAVI MEDIA GROUP, INC.
                     2004 STOCK ISSUANCE / STOCK OPTION PLAN
                            (Full Title of the Plan)


              Mario Procopio                                  COPY TO:
         SAVI MEDIA GROUP, INC.                            Gary C. Wykidal
    9852 West Katella Avenue, #363                  GARY C. WYKIDAL & ASSOCIATES
      Anaheim, California 92804                     245 Fischer Ave., Suite A-1
             (714) 740-0601                         Costa Mesa, California 92626
                                                             (714) 751-8505

 (Name, Address, including Zip Code. and Telephone Number, including area code, of Agent for Service)

                                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                   Proposed
                                                   maximum
                                                offering price                                Amount of
Title of securities  to be      Amount to be          per             Proposed maximum       Registration
      registered               registered (1)       share (2)      aggregate offering price      fee
--------------------------  -----------------  ----------------  -------------------------  -------------
Savi Media Group, Inc.
Common Stock                 2,000,000 Shares  $           0.43  $                 860,000  $      108.96
---------------------------------------------------------------------------------------------------------

(1)  In  addition,  under  Rule  416(a)  of  the  Securities  Act of 1933, as amended, this  Registration
     Statement  also  covers  any  additional securities issued in connection with a stock split or stock dividend on the registered securities.


                                        1

(2)  Estimated  solely  for the purpose of calculating the registration fee pursuant to Rule 457(h) under the  Securities  Act of 1933, as amended, and based upon the average of the high and low sales price of the common stock of Savi Media Group, Inc. on the NASDAQ Bulletin  Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement relates to the registration of 2,000,000 shares of Savi Media Group, Inc. (the "Company" or "Registrant") common stock, $0.001 par value per share (the "Common Stock") issuable to employees, consultants, service providers, officers and directors of the Company as compensation for services in accordance with the Savi Media Group, Inc. 2004 Stock Issuance / Stock Option Plan (the "2004 Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the 2004 Plan as specified by Rule 428(b) (1). Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Savi Media Group, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) The Company's Form 10K-SB for the year ended December 31, 2004, filed on April 05, 2004.

     (b) The Company's Quarterly Reports on Form 10Q-SB for its quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004.


All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     2,000,000 Shares of the Company's common stock to be issued under the Company's 2004 Stock Issuance / Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and the Company's Bylaws permit the Company to indemnify its directors to the fullest extent of Delaware law or the law of any other jurisdiction that may be applicable. Nevada general corporation's law also allows for indemnification of officers and directors.

     Section 14 of the Delaware General Corporation Law permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claims, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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
ITEM 8.  EXHIBITS.

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

             Exhibit No.        Description

          5.                    Opinion of Counsel

          23.1                  Consent of Counsel (included in Exhibit 5)

          23.2 Consent of Ham, Langston & Brezina, LLP, Certified Public Accountants

          99.1                  Savi Media Group, Inc. 2004 Stock Issuance /
                                Stock Option  Plan


ITEM 9.  UNDERTAKINGS.

     The  undersigned Registrant  hereby  undertakes:

     (a)(1)(iii) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (a)(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or other-wise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control-ling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Anaheim, State of California on the 1st day of November, 2004.

                                             Savi Media Group, Inc.


                                             By: /s/ Mario Procopio
                                             Mario Procopio, President

     Each person whose signature appears below hereby constitutes and appoints, Mario Procopio, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on this 1st day of November, 2004, in the capacities indicated.

Savi Media Group, Inc.

/s/ Mario Procopio
Mario Procopio, President

     Pursuant to the requirements of the Securities Exchanges Act of 1933, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


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

SIGNATURE                          TITLE                            DATE

--------------
Mario Procopio  President, Chief Executive Officer, Director  November 1, 2004

--------------
Kathy Procopio  Chief Financial Officer, Director             November 1, 2004

--------------
Serge Monros    Chief Technology Officer, Director            November 1, 2004

--------------
Ben Lofstedt    Director                                      November 1, 2004

--------------
Phil Pisanelli  Director                                      November 1, 2004


                        FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement             Descriptions
--------------------------------------------------------------------------------

     5.               Opinion of Counsel

     23.1             Consent  of  Counsel (included in Exhibit 5)

     23.2             Consent of Ham, Langston & Brezina, LLP, Certified
                      Public Accountants

     99.1             Savi Media Group,  Inc. 2004 Stock Issuance / Stock
                      Option Plan

                                    EXHIBIT 5

                        (LETTERHEAD OF GARY C. WYKIDAL)

                                November 1, 2004

Savi Media Group, Inc.
9852 Katella Avenue, Suite 363
Anaheim, California 92804

Re:   Registration of Common Shares on Form S-8

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Savi Media Group, Inc., a Nevada corporation (the "Company"), relating to the offer and sale of up to 2,000,000 shares (the "Shares") of the Common Stock, $.001 par value, under the Company's 2004 Stock Issuance / Stock Option Plan (the "2004 Plan"), which Shares consist of shares that have been reserved for issuance thereunder.

     In connection with this opinion, we have made such examination of the corporate records and proceedings of the Company and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion. We have examined and relied upon the Registration Statement, the Company's Articles of Incorporation and Bylaws, the 2004 Plan, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based upon such examination, we are of the opinion that, when the Shares have been duly issued and the purchase price therefore has been paid as described in the 2004 Plan, and when the Company has complied with the Securities Act of 1933, as amended, and all other jurisdictions in which Shares may be issued, the Shares will be legally issued, fully paid and non-assessable.

     This opinion is limited to the current federal laws of the United States and the current internal laws of the state of Nevada (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is dated and speaks as to the date of delivery.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                             Very truly yours,

                                             /s/ Gary C. Wykidal

                                  EXHIBIT 99.1

                             SAVI MEDIA GROUP, INC.

                    2004 STOCK ISSUANCE / STOCK OPTION PLAN
                    ---------------------------------------

     1.     Purpose of the Plan.  The 2004 Stock Issuance / Stock Option Plan
            --------------------
(the "Plan") is intended to attract, retain, motivate and reward officers, directors, service providers, employees of, and subsidiaries of Savi Media Group, Inc. (the "Company"), who are and will be contributing to the success of the business of the Company; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees and consultants in order to increase their proprietary interest in the Company. It is the intention of the Company that the Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the Securities Act of 1933, as amended, (the "Act"), and that awards be made only to "employees" as defined in Rule 405. Accordingly, the Company may from time to time, grant to selected officers, directors, employees and consultants ("participants") awards ("awards") of shares of common stock of the Company, $.001 par value, and options to purchase shares of the Company subject to the terms and conditions hereinafter provided.

     2.     Administration of the Plan.  This Plan shall be administered by the
            ---------------------------
Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate, including rules and regulations to comply with the requirements of Rule 16(b) (3) under the Securities Exchange Act of 1934. No Director shall be eligible to vote or decide upon awards to such Director under the Plan. Decisions of the Board in connection with the administration of the Plan shall be final, conclusive, and binding upon all parties, including the Company, shareholders, officers, directors, employees and consultants.

          Subject to the terms, provisions, and conditions of this Plan as set forth herein, the Board shall have sole discretion and authority:

          (a) to select the officers, directors, employees and consultants to be awarded shares / options (it being understood that more than one award may be granted to the same employee or consultant);

          (b) to determine the number of shares / options to be awarded to each recipient;

          (c)  to determine the time or times when the awards may be granted;

          (d) to prescribe the form of stock legend for the certificates of shares / options or other instruments, if any, evidencing any awards, granted under this Plan, and

          (e) to cause shares / options to be registered on Form S-8 under the Act either prior or subsequent to the making of an award.

     3.     Shares Subject to the Plan.  The aggregate number of shares which
            --------------------------
may be awarded under the Plan shall not exceed 20,000,000 shares of common stock of the Company. Shares to be awarded under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of the Company or from shares of common stock reacquired by the Company, including shares purchased in the open market.

     4.     Eligibility.  Shares shall be awarded only to employees (the term
            ------------
"employees" shall include officers as well as other key employees of the Company, and shall include directors who are also employees of the Company) and consultants to the Company, it being the intention of the Company that awards shall be made only to persons who satisfy the of "employee" defined in Rule 405 under the Act.

     5.     Awards and Certificates.  Each recipient shall be issued a
            ------------------------
certificate in respect of shares awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate restrictive legend on its face, unless such shares have been registered under the Act.

     6.     Grant of Options.  Subject to the availability of shares under this
            -----------------
Plan, the Board may make grants to employees of the Company and/or members of the Board under this Plan from time to time, including but not limited to, the Grant Date.

            Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options hereunder is in all respect subject to this Plan and options granted under it shall be of no force and effect unless and until the approval of this Plan in accordance with the Company's bylaws by the vote of the holders of a majority of the Company's shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders at which this Plan is presented for approval.

     7.     Option Price.     The purchase price of the stock covered by an
            -------------
option granted pursuant to this Plan shall be 100% of the fair market value of such shares on either (i) the day the option is granted, or (ii) such other day as the Board shall determine at their sole discretion. The option price will be subject to adjustment in accordance with the provisions of Paragraph 12 of this Plan. For purposes of this Plan, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List.

     8.     Period of Option.     Unless sooner terminated in accordance with
            -----------------
the provisions of Paragraph 10 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

     9(a).  Vesting  of  Shares  and Non-Transferability of Options.     Options
            -----------------------------------------------------
granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the schedule as determined by the Board from time to time, or upon the occurrence of a specified event, provided that the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company, as stated more specifically in the option grant letter.

          The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, that if stockholders approval is required under applicable law, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company's stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

     9(b).  Non-Transferability.  Any  option  granted  pursuant to this Plan
            --------------------
shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     10.    Termination of Option Rights.     Except as otherwise specified in
            -----------------------------
the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

     11.    Exercise of Option.     Subject to the terms and conditions of this
            -------------------
Plan and the option agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Savi Media Group, Inc., 9852 Katella Avenue, Suite 363, Anaheim, California 92804, at its principal executive offices, or other such address as Optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of Paragraph 7 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred
(100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     12.    Adjustments Upon Changes in Capitalization and Other Events.   Upon
            ------------------------------------------------------------
the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a)     Stock Dividends and Stock Splits.     If the shares of Common
                  ---------------------------------
Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

          (b)     Recapitalization  Adjustments.     If (i) the Company is to be
                  ------------------------------
consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise and (ii) the Board resolves at its sole discretion to vest options upon the completion of such merger or sale, then each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, re-capitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of such options, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

          (c)     Issuances of  Securities.     Except as expressly provided
                  -------------------------
herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d)     Adjustments.     Upon the happening of any of the foregoing
                  ------------
events, the class and aggregate number of shares set forth in Paragraph 3 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Paragraph 12, and its determination shall be conclusive.

     13.    Legend on Certificates.  The certificates representing shares
            -----------------------
issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

     14.    Representations of Optionee.     If requested by the Company, the
            ----------------------------
optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Act).

     15.    Option Agreement.     Each option granted under the provisions of
            -----------------
this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

     16.    Termination and Amendment of Plan.     Neither shares nor options
            ----------------------------------
may be granted under this Plan after December 31, 2005, when this Plan shall terminate. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 12), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     17.    Withholding of Income Taxes.     Upon the exercise of an option,
            ----------------------------
the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect to amounts considered to be compensation includible in the optionee's gross income.

     18.    Compliance with  Regulations.     It is the Company's intent that
            -----------------------------
the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     19.    Governing Law.     The validity and construction of this Plan and
            --------------
the instruments evidencing options shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

     20.    Termination and Amendment.     The Board may amend, suspend, or
            --------------------------
terminate the Plan at any time provided that no such modification shall impair the rights of any recipient under any award.

     21.    Miscellaneous.
            --------------

          (a) Nothing in the Plan shall require the Company to issue or transfer any shares or options pursuant to an award if such issuance or transfer would, in the opinion of the Board, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

          (b) Notwithstanding any other provision of the Plan, the Board may at any time make or provide for such adjustment to the Plan, to the number of shares available thereunder, or to any awards of shares as it shall deem appropriate, to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of outstanding shares by reason of stock dividends or distributions, stock splits or other combinations or subdivisions of stock, recapitalization, issuances by reclassification, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or other similar corporate changes. Any such determination by the Board shall be conclusive.

          (c) No employee, consultant or other person shall have any claim or right to be granted shares or options under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee, consultant or other person any right to be retained in the employ of or by the Company.


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          (d)  Income realized as a result of an award of shares or options shall not be included in the recipients earnings for the purpose of any benefit plan in which the recipient may become eligible unless otherwise specifically provided for in such Plan.

          (e) If and when a recipient is required to pay the Company an amount required to be withheld under any federal, state or local income tax laws in connection with an award under the Plan, the Board may, in its sole discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares having a fair market value equal to the amount required to be withheld. The election to have shares withheld must be made on or before the date the amount of tax to be withheld is determined.

     22.    Effective Date and Term of Plan.  The effective date of the Plan
            --------------------------------
shall be February 15, 2002, and the Plan shall remain in full force until December 31, 2005, or until all shares have been awarded, whichever first occurs.

Approved by Board of Directors of the Company, as amended: November 1, 2004.


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                                                    EXHIBIT 23.1

To the Board of Directors
Savi Media Group, Inc.



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 5, 2004, on our audit of the financial statements of Savi Media Group, Inc. (formerly Redwood Entertainment Group, Inc.) as of December 31, 2003, and the results of its operations and cash flows for the two years ended December 31, 2003.


Ham, Langston & Brezina, LLP
Certified Public Accountants


November 1, 2004


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